SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 4, 2008

Commission File Number	Registrant, State Of Incorporation, Address And Telephone Number	I.R.S. Employer Identification No.
1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 4, 2008, Michael D. Garrett, Executive Vice President of The Southern Company (the “Company”) and President and Chief Executive Officer of Georgia Power Company, entered into a Rule 10b5-1 plan (the “Plan”) with a broker to sell Company common stock that will be acquired on Mr. Garrett’s exercise of certain Company stock options. Under the Plan, up to 75,468 shares of Company common stock may be sold beginning in March 2008. The Plan will terminate upon the earlier of (i) the sale of all such shares in accordance with the terms of the Plan or (ii) March 15, 2009. All sales of Company common stock under the Plan will be reported through appropriate filings with the Securities and Exchange Commission.

The Plan is intended to comply with the Company’s trading policy for insiders and the provisions of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. Rule 10b5-1 permits officers and directors of public companies to adopt pre-determined plans for buying or selling specified amounts of stock. Mr. Garrett also is subject to the Company’s executive stock ownership guidelines, which require that Mr. Garrett own shares of Company common stock with a market value of at least three times his annual base salary.

The Company does not undertake any obligation to report Rule 10b5-1 plans that may be adopted by any of the Company’s directors or officers from time to time, or to report any modification or termination of such plans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2008	THE SOUTHERN COMPANY By /s/Patricia L. Roberts Patricia L. Roberts Assistant Secretary